RBC Capital Markets®	Filed Pursuant to Rule 433 Registration Statement No. 333-189888 The information in this preliminary terms supplement is not complete and may be changed.
Preliminary Terms Supplement – Dated June 5, 2014	$__________ Ι Reverse Convertible Notes Ι Royal Bank of Canada
Pricing Supplement Dated May __, 2014 to the Product Prospectus Supplement Dated July 25, 2013, Prospectus Supplement Dated July 23, 2013, and Prospectus Dated July 23, 2013
Royal Bank of Canada is offering thirteen (13) separate Reverse Convertible Notes (“RevCons” or the “Notes”). Each RevCon offering is a separate offering of RevCons linked to one, and only one, Reference Stock named below. The RevCons offered are senior unsecured obligations of Royal Bank of Canada, will pay a coupon at the interest rate specified below, and will have the terms described in the documents described above, as supplemented or modified by this terms supplement, as set forth below.

The RevCons do not guarantee any return of principal at maturity. Any payments on the RevCons are subject to our credit risk.
Investing in the RevCons involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated July 23, 2013, “Additional Risk Factors Specific to Your Notes” beginning on page PS-3 of the product prospectus supplement dated July 25, 2013 and “Selected Risk Considerations” beginning on P7 of this preliminary terms supplement.

The RevCons will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this terms supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Common Terms for All Thirteen RevCons:
Issuer:	Royal Bank of Canada	Listing:	None
Pricing Date:	June 13, 2014	Principal Amount:	$1,000 per RevCons
Issuance Date:	June 18, 2014	Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)
Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.	Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.
Payment at Maturity (if held to maturity):	For each $1,000 principal amount, $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and
(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.
If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.

Investors could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement

Specific Terms for Each RevCon:
No	Reference Stock	CUSIP	Coupon Rate	Barrier Price	Term (Mo)	Estimated Initial Value(1)	Principal Amount	Price to Public	Agent’s Commission(2)	Proceeds to Royal Bank of Canada(2)

4428	Facebook, Inc. (FB)	78010UA98	14.00%	85%	3	$968.05	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4429	First Solar, Inc. (FSLR)	78010UB22	16.50%	85%	3	$963.28	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4430	Green Mountain Coffee Roasters, Inc. (GMCR)	78010UB30	12.50%	80%	3	$967.42	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4431	Illumina, Inc. (ILMN)	78010UB48	15.40%	85%	3	$967.88	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4432	Micron Technology, Inc. (MU)	78010UB55	15.00%	85%	3	$970.87	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4433	Netflix Inc. (NFLX)	78010UB63	13.00%	80%	3	$972.95	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4434	Tesla Motors, Inc (TSLA)	78010UB71	12.75%	80%	3	$976.32	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4435	Biogen Idec Inc. (BIIB)	78010UB89	8.25%	80%	6	$960.43	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4436	Cree, Inc. (CREE)	78010UB97	7.75%	75%	6	$961.01	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4437	Facebook, Inc. (FB)	78010UC21	9.50%	75%	6	$960.06	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4438	KB HOME (KBH)	78010UC39	7.50%	80%	6	$961.29	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4439	Radian Group Inc. (RDN)	78010UC47	9.00%	80%	6	$960.42	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4440	Yahoo! Inc. (YHOO)	78010UC54	7.75%	80%	6	$959.97	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

 (1) The initial estimated value of each of the Notes (per $1,000 in principal amount) as of the date of this terms supplement is set forth in the table above, and is less than the price to public. The final pricing supplement relating to the Notes will set forth our estimate of the initial value of each of the Notes as of the Pricing Date, which will not more than $10.00 less than the applicable price set forth above.  The actual value of the Notes at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount.  We describe our determination of the initial estimated value in more detail below. See also “Supplemental Plan of Distribution (Conflicts of Interest)” below.

 (2) The price to public for RevCons sold to certain advisory accounts will be 98.75% for the 3 month RevCons and 98.50% for the 6 month RevCons.  RBC Capital Markets, LLC will not receive an agent’s commission in connection with these sales.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this terms supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:
This terms supplement relates to thirteen (13) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. Seven (7) of the Notes have a term of three months (“Three Month Notes”) and Six (6) have a term of six months (“Six Month Notes”). The term of each Note is indicated above.  If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered by this terms supplement do not represent Notes linked to a basket of two or more of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series F

Pricing Date:	June 13, 2014

Issuance Date:	June 18, 2014

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):	The coupon will be paid on the 18th day of each month during the term of the Note, including the final coupon, which will be paid on the applicable Maturity Date.

Three Month Notes:

Valuation Date:	September 15, 2014

Maturity Date:	September 18, 2014

Six Month Notes:

Valuation Date:	December 15, 2014

Maturity Date:	December 18, 2014

Reference Stocks:	As set forth on the cover page.

Term:	As set forth on the cover page.

Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.

Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.

Payment at Maturity (if held to maturity):
For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:

(i)            the Final Stock Price is less than the Initial Stock Price; and

(ii)           on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.

RBC Capital Markets, LLC
P2

Reverse Convertible Notes Each Linked to a Single Reference Stock

Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.

Monitoring Method:	Close of Trading Day

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Calculation Agent:	RBC Capital Markets, LLC

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

We may use this terms supplement in the initial sale of the RevCons. In addition, RBC Capital Markets, LLC or another of our affiliates may use this terms supplement in a market-making transaction in the RevCons after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this terms supplement is being used in a market-making transaction.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on the cover page and pages P2, P3 and P4 of this terms supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets, LLC
P3

Reverse Convertible Notes Each Linked to a Single Reference Stock

ADDITIONAL TERMS OF YOUR NOTES

You should read this terms supplement together with the prospectus dated July 23, 2013, as supplemented by the prospectus supplement dated July 23, 2013 and the product prospectus supplement dated July 25, 2013, relating to our Senior Global Medium-Term Notes, Series F, of which these Notes are a part. Capitalized terms used but not defined in this terms supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this terms supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this terms supplement carefully.

This terms supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated July 23, 2013 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated July 25, 2013, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated July 23, 2013:
http://www.sec.gov/Archives/edgar/data/1000275/000121465913004043/f722130424b3.htm

Prospectus Supplement dated July 23, 2013:
http://www.sec.gov/Archives/edgar/data/1000275/000121465913004045/j716130424b3.htm

Product Prospectus Supplement dated July 25, 2013:
http://www.sec.gov/Archives/edgar/data/1000275/000121465913004072/s724130424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

Royal Bank of Canada has filed a registration statement (including a product supplement, and prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this document relates. Before you invest, you should read those documents and the other documents relating to this offering that Royal Bank of Canada has filed with the SEC for more complete information about Royal Bank of Canada and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in this offering will arrange to send you the product prospectus, the prospectus supplement and the prospectus if you so request by calling toll-free 866-609-6009.

RBC Capital Markets, LLC
P4

Reverse Convertible Notes Each Linked to a Single Reference Stock

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of any Reference Stock.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Stock Price of $100, a Barrier Price of $80.00 and an initial investment of $1,000. Hypothetical Final Stock Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Stock Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period.  The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

Hypothetical Final Stock Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Reference Stock	Cash Delivery Amount
$200.00	100.00%	100.00%	n/a	n/a
$175.00	100.00%	100.00%	n/a	n/a
$150.00	100.00%	100.00%	n/a	n/a
$125.00	100.00%	100.00%	n/a	n/a
$100.00	100.00%	100.00%	n/a	n/a
$90.00	100.00%	Physical or Cash Delivery Amount	10	$900
$80.00	100.00%	Physical or Cash Delivery Amount	10	$800
$79.90	n/a	Physical or Cash Delivery Amount	10	$799
$70.00	n/a	Physical or Cash Delivery Amount	10	$700
$60.00	n/a	Physical or Cash Delivery Amount	10	$600
$50.00	n/a	Physical or Cash Delivery Amount	10	$500
$25.00	n/a	Physical or Cash Delivery Amount	10	$250
$0.00	n/a	Physical or Cash Delivery Amount	10	$0.00

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

RBC Capital Markets, LLC
P5

Reverse Convertible Notes Each Linked to a Single Reference Stock

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Reference Stock between the pricing date and the valuation date. The rate of interest payable on the Notes, which will be payable for less than one year, may not be sufficient to compensate for any such loss.

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Initial Estimated Value of the Notes Will Be Less than the Price to the Public.   The initial estimated value for each of the Notes set forth on the cover page and that will be set forth in the final pricing supplement for the Notes does not represent a minimum price at which we, RBCCM or any of our affiliates would be willing to purchase the Notes in any secondary market (if any exists) at any time.  If you attempt to sell the Notes prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value.  This is due to, among other things, changes in the price of the applicable Reference Stock, the borrowing rate we pay to issue securities of this kind, and the inclusion in the price to the public of the underwriting discount and the estimated costs relating to our hedging of the Notes.  These factors, together with various credit, market and economic factors over the term of the Notes, are expected to reduce the price at which you may be able to sell the Notes in any secondary market and will affect the value of the Notes in complex and unpredictable ways.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price, as any such sale price would not be expected to include the underwriting discount and the hedging costs relating to the Notes. In addition to bid-ask spreads, the value of the Notes determined for any secondary market price is expected to be based on the secondary rate rather than the internal funding rate used to price the Notes and determine the initial estimated value.  As a result, the secondary price will be less than if the internal funding rate was used.  The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

•
The Initial Estimated Value of the Notes on the Cover Page and that We Will Provide in the Final Pricing Supplement Are Estimates Only, Calculated as of the Time the Terms of the Notes Are Set. The initial estimated value of the Notes will be based on the value of our obligation to make the payments on the Notes, together with the mid-market value of the derivative embedded in the terms of the Notes.  See “Structuring the Notes” below.  Our estimates are based on a variety of assumptions, including our credit spreads, expectations as to dividends, interest rates and volatility, and the expected term of the Notes.  These assumptions are based on certain forecasts about future events, which may prove to be incorrect.  Other entities may value the Notes or similar securities at a price that is significantly different than we do.

The value of the Notes at any time after the pricing date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy.  The value of each of the Notes is not expected to correlate with the value of any other Note.  As a result, the actual value you would receive if you sold the Notes in any secondary market, if any, should be expected to differ materially from the initial estimated value of your notes.

RBC Capital Markets, LLC
P6

Reverse Convertible Notes Each Linked to a Single Reference Stock

U.S. FEDERAL TAX INFORMATION

•
RevCon 4428 (FB; CUSIP No: 78010UA98): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4429 (FSLR; CUSIP No: 78010UB22): [ ]% of each stated interest payment (16.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4430 (GMCR; CUSIP No: 78010UB30): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4431 (ILMN; CUSIP No: 78010UB48): [ ]% of each stated interest payment (15.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4432 (MU; CUSIP No: 78010UB55): [ ]% of each stated interest payment (15.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4433 (NFLX; CUSIP No: 78010UB63): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4434 (TSLA; CUSIP No: 78010UB71): [ ]% of each stated interest payment (12.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4435 (BIIB; CUSIP No: 78010UB89): [ ]% of each stated interest payment (8.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4436 (CREE; CUSIP No: 78010UB97): [ ]% of each stated interest payment (7.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4437 (FB; CUSIP No: 78010UC21): [ ]% of each stated interest payment (9.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4438 (KBH; CUSIP No: 78010UC39): [ ]% of each stated interest payment (7.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4439 (RDN; CUSIP No: 78010UC47): [ ]% of each stated interest payment (9.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4440 (YHOO; CUSIP No: 78010UC54): [ ]% of each stated interest payment (7.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated July 25, 2013 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes, and is supplemented by the following disclosure:

Dividend Equivalent: Under proposed U.S. Treasury Department regulations, withholding due to any payment being treated as a “dividend equivalent” (as discussed on page PS-34 of the product prospectus supplement) will begin no earlier than January 1, 2016.  In addition, the U.S. Treasury Department and Internal Revenue Service have announced that they intend to limit this withholding to equity-linked instruments issued on or after the date that is 90 days after the date of publication in the U.S. Federal Register of final regulations addressing dividend equivalent withholding.

RBC Capital Markets, LLC
P7

Reverse Convertible Notes Each Linked to a Single Reference Stock

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We have not independently verified the accuracy or completeness of reports filed by each issuer with the SEC, information published by it on its respective website or in any other format, information about it obtained from any other source or the information provided below.

•
Facebook, Inc. operates a social networking website. The company's website allows people to communicate with their family, friends, and coworkers. The company develops technologies that facilitate the sharing of information, photographs, website links, and videos. Its Class A common stock trades on the Nasdaq Global Select Market under the symbol “FB.”

•
First Solar, Inc. designs and manufactures solar modules. The company uses a thin film semiconductor technology to manufacture electricity-producing solar modules. Its common stock trades on the Nasdaq Global Select Market under the symbol “FSLR.”

•
Green Mountain Coffee Roasters, Inc. is a specialty coffee and coffee maker business. The company provides Keurig single-cup brewing systems which includes Keurig single-cup brewer, K-Cup portion packs used by the system, as well as related accessories. The company manages operations through two business segments, the specialty coffee business unit and the Keurig business unit. Its common stock trades on the Nasdaq Global Select Market under the symbol “GMCR.”

•
Illumina, Inc. develops, manufactures and markets integrated systems for the large scale analysis of genetic variation and biological function. The company provides a comprehensive line of products and services that currently serve the sequencing, genotyping and gene expression markets for genomic research centers, pharmaceutical companies, academic institutions and biotechnology companies.  Its common stock trades on the Nasdaq Global Select Market under the symbol “ILMN.”

•
Micron Technology, Inc., through its subsidiaries, manufactures and markets dynamic random access memory chips, static random access memory chips, flash memory, other semiconductor components, and memory modules. Its common stock trades on the Nasdaq Global Select Market under the symbol “MU.”

•
Netflix Inc. is an online movie rental service. The company ships DVDs with no due dates or late fees, directly to the subscriber's address. Netflix also provides background information on DVD releases, including critic reviews, member reviews and ratings, and personalized movie recommendations. Its common stock trades on the Nasdaq Global Select Market under the symbol “NFLX.”

•
Tesla Motors, Inc. designs, manufactures, and sells high-performance electric vehicles and electric vehicle powertrain components. The company owns its sales and service network and sells electric powertrain components to other automobile manufacturers. Its common stock trades on the Nasdaq Global Select Market under the symbol “TSLA.”

•
Biogen Idec Inc. develops, manufactures, and commercializes therapies, focusing on neurology, oncology, and immunology. The company's products addresses diseases such as multiple sclerosis, non-Hodgkin's lymphoma, rheumatoid arthritis, crohn's disease, and psoriasis. Its common stock trades on the Nasdaq Global Select Market under the symbol “BIIB.”

•
Cree, Inc. develops and manufactures semiconductor materials and electronic devices made from silicon carbide (SiC). The Company uses proprietary technology to make enabling compound semiconductors such as blue and green light emitting diodes, SiC crystals used in the production of unique gemstones, and SiC wafers that are sold for device production and research. Its common stock trades on the Nasdaq Global Select Market under the symbol “CREE.”

•
KB HOME builds single-family homes in the United States, primarily targeting first-time and first move-up homebuyers. The company has operating divisions in Arizona, California, Colorado, Florida, Georgia, Illinois, Nevada, Wisconsin, New Mexico, North Carolina, South Carolina, and Texas in the United States. The company also derives income from mortgage banking, title and insurance services.  Its common stock trades on the New York Stock Exchange under the symbol “KBH.”

RBC Capital Markets, LLC
P8

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
Radian Group Inc. provides financial guarantee insurance. The company's products and services enable homebuyers to purchase homes more quickly and with smaller down payments, protect lenders against loan default, and lower the costs of mortgage origination and servicing. The company also provides insurance and reinsurance to investors in corporate, municipal, and asset-backed securities. Its common stock trades on the New York Stock Exchange under the symbol “RDN.”

•
Yahoo! Inc. is a global internet media company that offers an online guide to web navigation, aggregated information content, communication services, and commerce. The company's site includes a hierarchical, subject-based directory of web sites, which enables users to locate and access information and services through hypertext links included in the directory. Its common stock trades on the Nasdaq Global Select Market under the symbol “YHOO.”

RBC Capital Markets, LLC
P9

Reverse Convertible Notes Each Linked to a Single Reference Stock

HISTORICAL INFORMATION

The following graphs set forth the recent historical performances of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2011, 2012, and 2013, the first calendar quarter of 2014 and the period from April 1, 2014 to June 4, 2014. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of any Reference Stock on the applicable Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC
P10

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	N/A	N/A	N/A
4/1/2011	6/30/2011	N/A	N/A	N/A
7/1/2011	9/30/2011	N/A	N/A	N/A
10/1/2011	12/30/2011	N/A	N/A	N/A

1/1/2012	3/30/2012	N/A	N/A	N/A
4/1/2012	6/29/2012	43.00	25.52	31.12
7/1/2012	9/28/2012	32.88	17.55	21.65
10/1/2012	12/31/2012	28.87	18.80	26.63

1/1/2013	3/28/2013	32.50	24.73	25.58
4/1/2013	6/28/2013	29.07	22.67	24.86
7/1/2013	9/30/2013	51.59	24.15	50.24
10/1/2013	12/31/2013	58.57	43.56	54.66

1/1/2014	3/31/2014	72.58	51.85	60.24
4/1/2014	6/4/2014	64.30	54.67	63.34

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P11

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	175.41	130.25	160.84
4/1/2011	6/30/2011	163.00	111.40	132.27
7/1/2011	9/30/2011	134.18	61.57	63.21
10/1/2011	12/30/2011	67.71	29.88	33.76

1/1/2012	3/30/2012	50.20	24.50	25.05
4/1/2012	6/29/2012	25.14	11.43	15.06
7/1/2012	9/28/2012	26.31	13.85	22.15
10/1/2012	12/31/2012	33.38	19.69	30.88

1/1/2013	3/28/2013	36.98	24.46	26.96
4/1/2013	6/28/2013	59.00	25.66	44.73
7/1/2013	9/30/2013	51.59	35.59	40.21
10/1/2013	12/31/2013	65.95	40.00	54.64

1/1/2014	3/31/2014	74.84	47.05	69.79
4/1/2014	6/4/2014	74.18	57.82	65.39

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P12

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	65.00	32.74	64.61
4/1/2011	6/30/2011	90.00	63.06	89.26
7/1/2011	9/30/2011	115.97	83.50	92.94
10/1/2011	12/30/2011	96.77	39.42	44.85

1/1/2012	3/30/2012	71.15	41.25	46.84
4/1/2012	6/29/2012	50.02	19.45	21.78
7/1/2012	9/28/2012	33.15	17.11	23.75
10/1/2012	12/31/2012	42.72	21.34	41.36

1/1/2013	3/28/2013	57.00	38.73	56.76
4/1/2013	6/28/2013	82.92	52.59	75.06
7/1/2013	9/30/2013	89.65	67.53	75.33
10/1/2013	12/31/2013	77.54	56.87	75.58

1/1/2014	3/31/2014	124.40	73.29	105.59
4/1/2014	6/4/2014	123.61	90.08	113.32

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P13

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	74.12	61.87	70.07
4/1/2011	6/30/2011	76.80	65.41	75.15
7/1/2011	9/30/2011	79.40	39.83	40.92
10/1/2011	12/30/2011	40.50	25.58	30.48

1/1/2012	3/30/2012	55.36	28.72	52.61
4/1/2012	6/29/2012	52.97	37.77	40.39
7/1/2012	9/28/2012	49.25	38.94	48.20
10/1/2012	12/31/2012	57.00	44.84	55.59

1/1/2013	3/28/2013	56.58	48.00	54.00
4/1/2013	6/28/2013	77.11	53.79	74.84
7/1/2013	9/30/2013	85.70	72.26	80.83
10/1/2013	12/31/2013	111.56	72.77	110.62

1/1/2014	3/31/2014	183.13	106.86	148.66
4/1/2014	6/4/2014	163.74	127.74	160.93

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P14

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	11.94	8.14	11.46
4/1/2011	6/30/2011	11.83	7.20	7.48
7/1/2011	9/30/2011	8.20	5.01	5.04
10/1/2011	12/30/2011	7.00	3.98	6.29

1/1/2012	3/30/2012	9.16	6.59	8.10
4/1/2012	6/29/2012	8.24	5.30	6.31
7/1/2012	9/28/2012	6.98	5.57	5.99
10/1/2012	12/31/2012	6.90	5.16	6.35

1/1/2013	3/28/2013	10.27	6.45	9.98
4/1/2013	6/28/2013	14.53	9.04	14.33
7/1/2013	9/30/2013	17.95	12.31	17.47
10/1/2013	12/31/2013	23.67	16.17	21.76

1/1/2014	3/31/2014	25.68	20.64	23.66
4/1/2014	6/4/2014	29.03	21.03	28.97

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P15

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	247.55	173.50	237.33
4/1/2011	6/30/2011	277.66	224.48	262.69
7/1/2011	9/30/2011	304.79	107.64	113.16
10/1/2011	12/30/2011	128.50	62.37	69.29

1/1/2012	3/30/2012	133.39	70.19	115.04
4/1/2012	6/29/2012	114.80	60.70	68.47
7/1/2012	9/28/2012	86.65	52.81	54.44
10/1/2012	12/31/2012	97.75	54.35	92.78

1/1/2013	3/28/2013	197.62	90.70	189.41
4/1/2013	6/28/2013	248.85	159.01	211.09
7/1/2013	9/30/2013	320.00	212.07	309.21
10/1/2013	12/31/2013	389.16	282.95	368.17

1/1/2014	3/31/2014	457.98	319.07	352.03
4/1/2014	6/4/2014	425.55	299.55	423.21

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P16

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	28.71	21.12	27.70
4/1/2011	6/30/2011	31.50	24.20	29.13
7/1/2011	9/30/2011	30.44	21.68	24.39
10/1/2011	12/30/2011	35.00	22.93	28.56

1/1/2012	3/30/2012	39.95	22.64	37.24
4/1/2012	6/29/2012	38.44	26.84	31.29
7/1/2012	9/28/2012	36.00	25.52	29.28
10/1/2012	12/31/2012	35.78	26.87	33.87

1/1/2013	3/28/2013	39.98	32.14	37.89
4/1/2013	6/28/2013	114.90	40.22	107.43
7/1/2013	9/30/2013	194.47	104.51	193.42
10/1/2013	12/31/2013	194.22	116.10	150.38

1/1/2014	3/31/2014	265.00	136.78	208.45
4/1/2014	6/4/2014	235.70	177.24	203.99

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P17

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	73.53	64.29	73.39
4/1/2011	6/30/2011	109.62	72.70	106.92
7/1/2011	9/30/2011	109.12	83.83	93.15
10/1/2011	12/30/2011	120.66	87.75	110.05

1/1/2012	3/30/2012	127.83	111.44	125.97
4/1/2012	6/29/2012	144.38	124.23	144.38
7/1/2012	9/28/2012	157.11	137.91	149.23
10/1/2012	12/31/2012	155.24	134.00	146.67

1/1/2013	3/28/2013	192.92	139.76	192.91
4/1/2013	6/28/2013	242.52	191.81	215.20
7/1/2013	9/30/2013	248.90	203.61	240.76
10/1/2013	12/31/2013	298.82	221.13	279.75

1/1/2014	3/31/2014	358.72	270.62	305.87
4/1/2014	6/4/2014	322.24	272.02	319.18

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P18

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	69.20	42.76	46.16
4/1/2011	6/30/2011	46.81	32.41	33.59
7/1/2011	9/30/2011	37.29	25.98	25.98
10/1/2011	12/30/2011	31.33	20.25	22.04

1/1/2012	3/30/2012	32.75	21.39	31.63
4/1/2012	6/29/2012	33.45	22.56	25.67
7/1/2012	9/28/2012	29.46	22.26	25.53
10/1/2012	12/31/2012	35.08	24.51	33.98

1/1/2013	3/28/2013	55.66	31.23	54.71
4/1/2013	6/28/2013	66.77	48.40	63.86
7/1/2013	9/30/2013	76.00	53.80	60.19
10/1/2013	12/31/2013	75.97	52.85	62.57

1/1/2014	3/31/2014	67.96	54.45	56.56
4/1/2014	6/4/2014	58.98	44.55	47.31

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P19

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	16.11	12.36	12.44
4/1/2011	6/30/2011	12.61	9.56	9.78
7/1/2011	9/30/2011	10.47	5.09	5.86
10/1/2011	12/30/2011	8.39	5.03	6.72

1/1/2012	3/30/2012	13.06	6.65	8.90
4/1/2012	6/29/2012	10.07	6.47	9.80
7/1/2012	9/28/2012	15.65	9.04	14.35
10/1/2012	12/31/2012	17.29	13.10	15.80

1/1/2013	3/28/2013	22.43	15.78	21.77
4/1/2013	6/28/2013	25.14	18.31	19.63
7/1/2013	9/30/2013	20.23	15.58	18.02
10/1/2013	12/31/2013	18.85	15.48	18.28

1/1/2014	3/31/2014	20.78	16.40	16.99
4/1/2014	6/4/2014	18.16	15.40	16.44

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P20

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	9.73	6.32	6.81
4/1/2011	6/30/2011	7.00	3.45	4.23
7/1/2011	9/30/2011	4.84	1.96	2.19
10/1/2011	12/30/2011	3.44	1.80	2.34

1/1/2012	3/30/2012	4.68	2.21	4.35
4/1/2012	6/29/2012	4.44	2.00	3.29
7/1/2012	9/28/2012	4.96	2.66	4.34
10/1/2012	12/31/2012	6.29	3.75	6.11

1/1/2013	3/28/2013	10.95	5.98	10.71
4/1/2013	6/28/2013	14.34	9.63	11.62
7/1/2013	9/30/2013	14.79	11.37	13.93
10/1/2013	12/31/2013	15.15	12.58	14.12

1/1/2014	3/31/2014	16.24	13.76	15.03
4/1/2014	6/4/2014	15.41	13.40	14.57

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P21

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	17.84	15.42	16.65
4/1/2011	6/30/2011	18.84	14.50	15.04
7/1/2011	9/30/2011	15.95	11.09	13.16
10/1/2011	12/30/2011	16.75	13.38	16.13

1/1/2012	3/30/2012	16.39	14.35	15.22
4/1/2012	6/29/2012	16.00	14.73	15.83
7/1/2012	9/28/2012	16.36	14.59	15.98
10/1/2012	12/31/2012	19.97	15.66	19.90

1/1/2013	3/28/2013	23.88	18.89	23.53
4/1/2013	6/28/2013	27.68	22.71	25.11
7/1/2013	9/30/2013	33.84	24.82	33.16
10/1/2013	12/31/2013	41.00	31.71	40.44

1/1/2014	3/31/2014	41.72	34.45	35.90
4/1/2014	6/4/2014	37.30	32.15	34.73

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P22

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We expect that delivery of the Notes will be made against payment for the Notes on or about June 18, 2014, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as “T+3”). See “Plan of Distribution” in the prospectus supplement.

For additional information as to the relationship between us and RBC Capital Markets, LLC, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus.

STRUCTURING THE NOTES

The Notes are our debt securities, the return on which is linked to the performance of the applicable Reference Stock.  As is the case for all of our debt securities, including our structured notes, the economic terms of the Notes reflect our actual or perceived creditworthiness at the time of pricing.  In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these Notes at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity.  Using this relatively lower implied borrowing rate rather than the secondary market rate, is a factor that is likely to reduce the initial estimated value of the Notes at the time their terms are set. Unlike the estimated value included in this terms supplement or in the final pricing supplement, any value of the Notes determined for purposes of a secondary market transaction may be based on a different funding rate, which may result in a lower value for the Notes than if our initial internal funding rate were used.

In order to satisfy our payment obligations under the Notes, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) on the issue date with RBCCM or one of our other subsidiaries.  The terms of these hedging arrangements take into account a number of factors, including our creditworthiness, interest rate movements, the volatility of the applicable Reference Stock, and the tenor of the Notes.  The economic terms of the Notes and their initial estimated value depend in part on the terms of these hedging arrangements.

The lower implied borrowing rate is a factor that reduces the economic terms of the Notes to you.  The initial offering price of the Notes also reflects the underwriting commission and our estimated hedging costs.  These factors result in the initial estimated value for the Notes on the pricing date being less than their public offering price.  See “Selected Risk Considerations—The Initial Estimated Value of the Notes Will Be Less than the Price to the Public” above.

RBC Capital Markets, LLC
P23

RBC Capital Markets®
REVERSE CONVERTIBLE NOTES I RBC STRUCTURED NOTES
Reverse Convertible Notes Each Linked to a Single Reference Stock

KEY TERMS

•	Reference Stock: One of the 13 different Reference Stocks indicated in the preliminary terms supplement.
•	Coupon Rate: Payable monthly, at the rate specified in the preliminary terms supplement.
•	Barrier Price: As specified in the preliminary terms supplement.
•	Term: 3 months or 6 months, as specified in the preliminary terms supplement.

INVESTMENT THESIS

•
Receive a fixed monthly coupon for the term of the note, in exchange for the possible loss of principal if the value of the applicable Reference Stock declines and if that Reference Stock closes below the applicable Barrier Price during the applicable Monitoring Period.

KEY RISK FACTORS

•	The notes are subject to Royal Bank of Canada’s credit risk.
•	The notes are not principal protected.
•	You could lose some or all of your investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
•	You could receive at maturity shares of the applicable Reference Stock or the cash value of those shares.
•	The notes are likely to have limited liquidity.

TAX

•
Each investor will agree to treat the notes as an investment unit consisting of (i) a non-contingent debt instrument subject to the rules governing short-term debt instruments and (ii) a Put Option for U.S. federal income tax purposes, as described in more detail in the product prospectus supplement.

ORDER DEADLINE

•	RBCCM will accept orders to purchase the notes until 12:00 p.m., New York City time, on June 13, 2014.

PRICING DATE: June 13, 2014	I	ISSUE DATE: June 18, 2014
IRS Circular 230 Notice:  To ensure compliance with IRS Circular 230, you are hereby notified that: (a) any discussion of federal tax issues contained or referred to herein is not intended or written to be used, and cannot be used, by you for the purpose of avoiding penalties that may be imposed on you under the Internal Revenue Code; (b) such discussion is written in connection with the promotion or marketing by us of the transactions or matters addressed herein; and (c) you should seek advice based on your particular circumstances from an independent tax advisor.